                               AMERIKING, INC.
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (DOLLARS IN THOUSANDS)

                                             FISCAL 1995
                                      -------------------------
                                                  PRO FORMA, AS
                                        ACTUAL      ADJUSTED
                                      ---------  --------------
EARNINGS
Income before income taxes and
 extraordinary item .................   $ 1,727      $ 4,275
Interest expense ....................     8,323       11,402
Amortization of deferred financing
 costs ..............................       511          544
Portion of rents representative of
 interest factor ....................     3,445        4,629
                                      ---------  -------------
Total earnings ......................   $14,006      $20,850
                                      =========  =============
FIXED CHARGES
Interest expense ....................   $ 8,323      $11,402
Amortization of deferred financing
 costs ..............................       511          544
Portion of rents representative of
 interest factor ....................     3,445        4,629
                                      ---------  -------------
Total fixed charges .................   $12,279      $16,575
                                      =========  =============
Ratio of Earnings to Fixed Charges  .      1.14         1.26
                                      =========  =============
Insufficient Earnings to Cover Fixed
 Charges ............................

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                        NINE MONTHS ENDED
                                      ---------------------------------------------------     TWELVE MONTHS ENDED
                                           OCTOBER 2, 1995          SEPTEMBER 30, 1996         SEPTEMBER 30, 1996
                                      ------------------------  -------------------------  ------------------------
                                                  PRO FORMA, AS              PRO FORMA, AS             PRO FORMA, AS
                                        ACTUAL      ADJUSTED       ACTUAL      ADJUSTED      ACTUAL      ADJUSTED
                                      ---------  -------------  ----------  -------------  ---------  -------------
EARNINGS
Income before income taxes and
 extraordinary item .................   $ 1,382      $ 3,445     ($ 1,064)     ($   280)    ($   719)     $   550
Interest expense ....................     6,222        8,570        8,880         8,509       10,981       11,341
Amortization of deferred financing
 costs ..............................       378          408          736           408          869          544
Portion of rents representative of
 interest factor ....................     2,538        3,457        3,463         3,564        4,370        4,736
                                      ---------  -------------  ----------  -------------  ---------  -------------
Total earnings ......................   $10,520      $15,880      $12,015       $12,201      $15,501      $17,171
                                      =========  =============  ==========  =============  =========  =============
FIXED CHARGES
Interest expense ....................   $ 6,222      $ 8,570      $ 8,880       $ 8,509      $10,981      $11,341
Amortization of deferred financing
 costs ..............................       378          408          736           408          869          544
Portion of rents representative of
 interest factor ....................     2,538        3,457        3,463         3,564        4,370        4,736
                                      ---------  -------------  ----------  -------------  ---------  -------------
Total fixed charges .................   $ 9,138      $12,435      $13,079       $12,481      $16,220      $16,621
                                      =========  =============  ==========  =============  =========  =============
Ratio of Earnings to Fixed Charges  .      1.15         1.28          N/A           N/A          N/A         1.03
                                      =========  =============  ==========  =============  =========  =============
Insufficient Earnings to Cover Fixed
 Charges ............................                             $ 1,064       $   280      $   719
                                                                ==========  =============  =========